SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 11, 2004






Commission          Exact name of registrant as specified in its charter  State of        I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation   ID. Number

1-1217              Consolidated Edison Company                           New York        13-5009340
                    of New York, Inc.
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600


                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

On June 14, 2004, Consolidated Edison Company of New York, Inc. (the "Company") entered into an underwriting agreement with HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc., as representatives for the underwriters named therein for the sale of $275 million aggregate principal amount of the Company's 4.70% Debentures, Series 2004 C, due 2009 (the "Series 2004 C Debentures"). The Series 2004 C Debentures were registered under the Securities Act of 1933 pursuant to Registration Statement on Form S-3 (No. 333-114393, declared effective April 22,
2004) relating to $825,000,000 aggregate principal amount of unsecured debt securities of the Company, of which $275 million has been carried over from Registration Statement No. 333-104623.

On February 11, 2004, the Company completed, pursuant to an underwriting agreement with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the underwriters named therein, the sale of $200 million aggregate principal amount of the Company's 4.70% Debentures, Series 2004 A, due 2014 (the "Series 2004 A Debentures") and $200 million aggregate principal amount of the Company's 5.70% Debentures, Series 2004 B, due 2034 (the "Series 2004 B Debentures"). The Series 2004 A Debentures and the Series 2004 B Debentures were registered under the Securities Act of 1933 pursuant to Registration Statement on Form S-3 (No. 333-104623, declared effective May 27, 2003) relating to $1,075,000,000 aggregate principal amount of unsecured debt securities of the Company, of which $275 million has been carried over from Registration Statement No. 333-101227.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits


See Exhibit Index.

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                                    SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED EDISON COMPANY OF
                                 NEW YORK, INC.



                                  By /s/  Joseph P. Oates
                                          Joseph P. Oates
                                          Vice President and Treasurer



DATE: June 16, 2004


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                                      - 4 -


                                Index to Exhibits

                                                              Sequential Page
                                                              Number at which
Exhibit                 Description                           Exhibit Begins

1.1   Underwriting Agreement relating to the Series 2004 A and
        Series 2004 B Debentures.
1.2   Underwriting Agreement relating to the Series 2004 C Debentures.


4.1   Form of the Series 2004 A Debentures.
4.2   Form of the Series 2004 B Debentures.
4.3   Form of the Series 2004 C Debentures.